SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 19, 2009

ENSIGN SERVICES, INC.

(Exact Name of Registrant as Specified in its Charter)

Nevada	000-52984	26-1545353
(State of Incorporation)	(Commission File Number)	(IRS Employer ID)

914 Park Knoll Lane

Katy, TX 77450

(Address of principle executive offices)

(281) 398-1433

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On March 19, 2009, Ensign Services, Inc. (the “Company”) entered into a Share Exchange Agreement (the “Agreement”) among the Company and certain of its shareholders, Timex Petrol (“Timex”), a joint stock Vietnamese company and the shareholders of Timex (the “Timex Shareholders”). Pursuant to the terms of the Agreement, the Company agreed to issue to the Timex Shareholders an aggregate of 45,900,000 shares of its common stock in exchange for all of the issued and outstanding shares of Timex. The closing of the Agreement is subject to the fulfillment of certain conditions, including, but not limited to the receipt of all requisite consents, waivers and approvals by the Company and Timex.

Exhibit No.

Description

10.1

Share Exchange Agreement dated as of March 19, 2009 among Ensign Services, Inc., certain of the shareholders of Ensign Services, Inc, Timex Petrol and the shareholders of Timex Petrol (to be filed by amendment)

SIGNATURE

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ENSIGN SERVICES, INC.

By:  /s/ Patricia G. Skarpa

       Patricia G. Skarpa

       President

Date:  March 25, 2009

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